UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2026

NextNRG, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40809	83-4260623
(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. #9F, Miami Beach, Florida 33139 (Address of Principal Executive Offices)

(305) 791-1169 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NXXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material  Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by NextNRG, Inc. (the “Company”) with the Securities and Exchange Commission on August 17, 2026 (the “Original 8-K”), on August 13, 2026, the Company entered into that certain Securities Purchase Agreement (the “Original Purchase Agreement”) with an institutional investor (the “Buyer”) pursuant to which the Company agreed to issue and sell to the Buyer up to 3,000,000 shares of the Company’s Series C Convertible Non-Voting Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), for an aggregate purchase price of $27.2 million. The shares of Series C Preferred Stock are convertible into shares of the Company’s common stock (the “Conversion Shares”), par value $0.0001 per share (the “Common Stock”), pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock (the “Delaware Certificate of Designation”). Also on August 13, 2026, at the initial closing under the Purchase Agreement (the “Initial Closing”), the Company issued and sold to the Buyer 1,000,000 shares of Series C Preferred Stock (the “Initial Shares”) for an aggregate purchase price of $9.2 million.

On September 30, 2026, in connection with the Company’s anticipated redomestication (the “Redomestication”) from a Delaware corporation to a Nevada corporation, the Company and the Buyer entered into an Amendment to Securities Purchase Agreement (the “Amendment”, and together with the Original Purchase Agreement, the “Purchase Agreement”), to amend the Original Purchase Agreement and make certain changes to the Delaware Certificate of Designation to, among other things, reflect the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock to be filed in Nevada and make certain other changes as described below (as so revised, the “Certificate of Designation”). Pursuant to the Amendment, the conditions to the Company’s right to initiate an Additional Mandatory Closing (as defined in the Purchase Agreement) were amended to, among other things, require that (i) the daily VWAP (as defined in the Purchase Agreement) of the Common Stock must exceed both 200% of the Floor Price (as defined in the Certificate of Designation) and the highest Conversion Price (as defined in the Certificate of Designation) then in effect for any outstanding shares of Series C Preferred Stock, and (ii) no Mandatory Redemption Event or Trigger Event (each as defined in the Certificate of Designation) has occurred and is continuing.

In addition, the Company agreed, pursuant to the Amendment, to obtain stockholder approval for the issuance of all Conversion Shares issuable upon conversion or otherwise pursuant to the terms of the shares of Series C Preferred Stock issuable pursuant to the Securities Purchase Agreement.. The Amendment also amended applicable provisions of the Transaction Documents (as defined in the Purchase Agreement) to apply Nevada law upon the Redomestication and adjusted certain dollar amounts to account for the Company’s 1-for-10 reverse stock split that became effective on September 14, 2026 (the “2026 Reverse Split”).

In connection with the Amendment and the Redomestication, the Company agreed to file the Certificate of Designation with the Secretary of State of the State of Nevada no later than October 7, 2026. Pursuant to the Amendment, in addition to making conforming changes for the Redomestication and the 2026 Reverse Split, the Certificate of Designation, among other things, will remove any optional redemption by a holder of Series C Preferred Stock, amend the list of events that qualify as a Mandatory Redemption Event and adds Trigger Events, the occurrence of which automatically increases the stated value of each outstanding share of Series C Preferred Stock by 25%, with further 10% increases every 30 days while any such Trigger Event continues. The Certificate of Designation will also provide that, upon the two year anniversary of each share of Series C Preferred Stock, the stated value of such share will increase by 10%, and will subsequently increase by an additional 10% each successive one month after such two-year anniversary. Dividends on the Series C Preferred Stock are now payable, at the Company’s option in shares of Common Stock, in cash or by increasing pro rata the stated value of the holder’s shares of Series C Preferred Stock, however, the Company may not issue shares of Common Stock in payment of dividends if there is an Equity Condition Failure (as defined in the Purchase Agreement).

Except as expressly modified by the Amendment, the terms of the Purchase Agreement remain in full force and effect.

The foregoing descriptions of the Amendment and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the full texts of the Amendment and the Certificate of Designation, copies of which will be filed as Exhibits 10.2 and 3.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03. Material Modification of Rights to Security Holders.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed, on September 18, 2026, the Company received a determination letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) to delist the Company’s securities from Nasdaq. The Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”) to appeal the Staff’s determination, and the Panel has scheduled the hearing for October 22, 2026. The Company’s request for a hearing stays any suspension or delisting action pending the Panel’s final written decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1*	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Non-Voting Preferred Stock
10.1	Form of Securities Purchase Agreement, dated as of August 13, 2026, by and between NextNRG, Inc. and the Buyer (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2026).
10.2*	Form of Amendment to Securities Purchase Agreement, dated as of September 30, 2026, by and between NextNRG, Inc. and the Buyer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	To be filed by Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2026

NEXTNRG, INC.

/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer